UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 10, 2014 (November 4, 2014)

Date of Report (Date of earliest event reported)

Caesars Entertainment Operating Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10413	75-1941623
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices)

(Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2014, the Human Resources Committee of the Board of Directors of Caesars Entertainment Operating Company, Inc. (the “Company”) appointed Mr. Ken Kuick as Vice President and Chief Accounting Officer of the Company, subject to required regulatory approvals. Mr. Kuick, 45, joined Caesars Entertainment Corporation (“CEC”) nearly three years ago as Vice President, Assistant Controller. Mr. Kuick joined CEC from AEGON USA Investment Management, where he served as Senior Controller from May 2010 to November 2011. Prior to this, Mr. Kuick held the Director of Financial Reporting role at Calamos Asset Management, Inc.

Under the terms of his offer letter, Mr. Kuick will receive an annual base salary of $275,000 and will have an annual bonus target of 35% of base salary. Mr. Kuick will continue to be able to participate in health, welfare, 401(k), insurance and vacation plans and policies of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT OPERATING COMPANY, INC.

Date: November 10, 2014	By:	/s/ Scott E. Wiegand
	Name:	Scott E. Wiegand
	Title:	Senior Vice President, Deputy General Counsel, and Corporate Secretary